EXHIBIT 23.1



                       INDEPENDENT AUDITORS' CONSENT
                       -----------------------------

     We consent to the use of our report dated March 15, 2002, with respect to the consolidated balance sheet of Peter Kiewit Sons', Inc. as of December 29, 2001, and the related consolidated statements of earnings, changes in redeemable common stock and comprehensive income, and cash flows for the year then ended, incorporated herein by reference.



                                              /s/ KPMG LLP
                                              KPMG LLP


Omaha, Nebraska
June 13, 2002